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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           -----------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

              Date of Report (Date of Earliest Event Reported):

                                 May 26, 2005

                     INTEGRATED PERFORMANCE SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


             New York                  000-30794               11-3042779
     (State of incorporation)     (Commission File No.)      (IRS Employer
                                                          Identification No.)

         901 Hensley Lane
           Wylie, Texas                                          75098
 (Address of principal executive offices)                      (Zip Code)

     Registrant's telephone number, including area code:  (214) 291-1452

                                Not Applicable
 ----------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [  ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 1.01  Entry into a Material Definitive Agreement.

      On May 26, 2005, Integrated Performance Systems, Inc. (the "Company") entered into a Compromise and Settlement Agreement (the "Settlement Agreement") with La Jolla Cove Investors, Inc. ("La Jolla"). The Settlement Agreement relates to:

      * the termination and cancellation of a Securities Purchase Agreement (the "Purchase Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement") entered into between the Company and La Jolla on October 24, 2003;

      * the full conversion by La Jolla of a $250,000 8% Convertible Debenture, issued by the Company to La Jolla on October 24, 2003 (the "Debenture"), into 2,400,000 shares of common stock of the Company;

      * the termination and cancellation of a Warrant to Purchase Common Stock issued by the Company to La Jolla on October 24, 2003 (the "Warrant"); and

      * the mutual settlement and release of all claims of the Company or La Jolla related to the Purchase Agreement, the Registration Rights Agreement, the Debenture or the Warrant.

      Under the Purchase Agreement, on October 24, 2003, the Company issued the Debenture and the Warrant to La Jolla. The original terms of the Debenture provided that the Debenture bore interest at 8% annually, matured on October 24, 2005, and was convertible, in whole or in part, into shares of the Company's common stock. The number of shares of common stock into which the Debenture was convertible was equal to the dollar amount of the Debenture being converted multiplied by eleven, minus the product of the conversion price, multiplied by six and two-thirds times the dollar amount of the debenture being converted, divided by the conversion price. The conversion price was equal to the lesser of $1.50 or 80% of the average of the five lowest volume weighted average price days during the 20 trading days before but not including the conversion date.

      The original terms of the Warrant granted La Jolla the right to purchase 1,666,666 shares of common stock of the Company. The Warrant provided that it was exercisable only concurrently or subsequently with a conversion of the Debenture and then only for that number of shares of common stock equal to ten times the principal amount of the Debenture being converted on the conversion date. The exercise price of the Warrant was $1.50 per share.

      Under the Registration Rights Agreement, the Company granted La Jolla certain registration rights under the Securities Act of 1933, as amended, for the shares of common stock issuable to La Jolla upon conversion of the Debenture and exercise of the Warrant.

      Pursuant to the terms of the Settlement Agreement, in consideration  of
 (1) the payment by the Company of $200,000 in cash to La Jolla, (2) the full conversion by La Jolla of the Debenture, including the principal amount and all accrued interest under the Debenture, into 2,400,000 shares of common stock of the Company and (3) the Company's grant of certain registration rights relating to the 2,400,000 shares issued to La Jolla, the Company and La Jolla agreed to terminate, cancel and discharge the Purchase Agreement, the Registration Rights Agreement, the Debenture and the Warrant, and to fully release and discharge each other from all claims, rights and obligations under, relating to or arising from the Purchase Agreement, the Registration Rights Agreement, the Debenture or the Warrant, or any other dealings between the Company and La Jolla prior to the date of the Settlement Agreement.


 Item 1.02  Termination of a Material Definitive Agreement.

       See the Company's disclosure in Item 1.01 above regarding (1) the termination of the Purchase Agreement and the Registration Rights Agreement,
 (2) the full conversion of the Debenture into shares of common stock of the Company and (3) the termination of the Warrant.


 Item 9.01  Financial Statements and Exhibits.

      (c)  Exhibits.

           Number    Description
           ------    -----------
           10.1      Compromise and Settlement Agreement, dated May 26, 2005,
                     between the Company and La Jolla Cove Investors, Inc.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          INTEGRATED PERFORMANCE SYSTEMS, INC.


 Dated:   May 26, 2005    By: /s/ BRAD J. PETERS
                          -------------------------------------------------
                          Name:  Brad J. Peters
                          Title: Vice President and Chief Financial Officer


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                                EXHIBIT INDEX


 Exhibit No.    Description
 -----------    -----------
 10.1           Compromise and Settlement Agreement, dated May 26, 2005,
                between the Company and La Jolla Cove Investors, Inc.